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EXHIBIT 16 TO FORM 8-K



March 2, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read Item 4. of Form 8-K dated March 1, 1999, of Arcadia Financial Ltd. and are in agreement with the statements contained therein.




                                                          /s/ Ernst & Young LLP